Exhibit 10.30

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 19 day of August, 1998, by and between Signal Transcriptions Network, Inc., a Maryland corporation (the “Company”), and Robin K. Stults, a resident of the State of Maryland (“Employee”).

BACKGROUND

The Company desires to employ Employee as a Regional Vice President and Employee desires to accept such employment on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Employment.The Company hereby employs Employee as a Regional

Vice President and Employee hereby accepts such employment for a two (2) year term commencing the date hereof and expiring on the second anniversary hereof (the “Term”).

2. Office and Duties.

     a. Duties. During the Term, Employee shall render such services as are appropriate of a person holding Employee’s position and such other lawful duties as may from time to time be assigned to Employee by an authorized officer or the Board of Directors of the Company (“Duties”).

     b. Full Time Employment. During the Term, Employee shall use Employee’s best efforts to carry out the Duties and other obligations hereunder and devote Employee’s entire working time to the business and affairs of the Company, and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without the prior written consent of the Company.

     c. No Conflicting Agreements. Employee represents and warrants to the Company that Employee is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction that would prohibit Employee from executing this Agreement or performing fully the Duties and other obligations hereunder, or which would in any manner, directly or indirectly, limit or affect the Duties or other obligations hereunder, other than the agreement she has had with Signal Transcriptions Network, Inc., which is superseded hereby.

3. Base Salary; Bonus; Options. As compensation for the services that

Employee shall render hereunder, Employee shall be entitled to an annual base salary of $120,000 (“Base Salary”), payable at such times as is consistent with the Company’s pay periods for other employees of the Company. The Company may adjust Employee’s Base Salary based upon her annual performance review, but in no case shall her salary be reduced from the amount paid in any previous year. Additionally, Employee (i) shall participate in the Company’s annual short term cash bonus plan in an amount of up to 20% of total Base Salary (pro rated for any partial year) and (ii) may receive additional grants under the MedQuist Inc. 1992 Stock Option Plan (the “Plan”). On the date hereof, the Company shall grant to Employee an option to purchase 30,000 shares of MedQuist Inc. (“MedQuist”) common stock at an exercise price equal to the closing price of a share of MedQuist on the NASDAQ Stock Market on the date hereof. Said options shall vest 20% per year over a five year period commencing on the first anniversary of the date of grant and shall be governed by the terms of the Plan and the attached stock option agreement, except as otherwise provided herein.

4. Other Benefits. During the Term, Employee will be eligible to participate in all health and welfare, savings and other benefits plans generally available to other Regional Vice Presidents of the Company as in effect from time to time, including, without limitation, the right to participate in the Company’s Severance Program which is specifically incorporated herein (collectively, “Benefits”). During the Term, the

Company shall pay the entire premium for family coverage for Employee. Employee shall be deemed an officer of the Company covered by its director and officer liability insurance policy and be indemnified to the fullest extent permitted by law.

5. Reimbursement for Expenses. During the Term, the Company shall reimburse Employee in full for all reasonable and necessary business and travel expenses incurred by Employee in connection with the performance of her Duties (collectively, “Expenses”). In payment for all Expenses relating to business use of an automobile by Employee, the Company shall pay to Employee a car allowance of $500.00 per month. Notwithstanding any provision herein to the contrary, the Company shall reimburse Employee only (i) upon presentation by Employee of written vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company and (ii) if such expenses are in accordance with the Company’s policies generally applicable to executives of the Company.

6. Termination.

     a. Death or Disability. Subject to Section 6.d. below, this Agreement shall terminate immediately upon Employee’s death. Subject to Section 6.d. below, the Company may terminate Employee’s employment hereunder in the event of physical or mental incapacity or disability which renders Employee unable to perform the Duties for a continuous period of one hundred twenty (120) days or more during any period of twelve (12) consecutive months (“Disability”).

b. Termination for Cause. Subject to Section 6.d. below, the Company may terminate this Agreement at any time with cause immediately upon notice to Employee. Termination for “cause” shall mean discharge of the Employee by the Company on any of the following grounds:

(i) Employee’s indictment or conviction in a court of law of any crime or offense that makes Employee unfit for continuing employment, prevents Employee from performing the Duties or other obligations hereunder or adversely affects the reputation or business activities of the Company, unless such indictment or conviction arises from or is based upon Employee’s performance of duties or activities on behalf of and reasonably believed to be in the best interests of the Company, and which Employee neither knew or should have known were unlawful;

(ii) Employee’s dishonesty, substance abuse or misappropriation of funds or property of the Company or;

(iii) Employee’s failure or refusal to perform the Duties or other obligations hereunder or to comply in all material respects with the lawful directives of the Company, provided, however, the Company shall first deliver to Employee notice of such failure or refusal to perform and provide Employee a reasonable time (not to exceed ten (10) days) in which to cure such failure or refusal; and provided further, that, once Employee has cured a particular failure or refusal to perform the Company will not be obligated to again provide notice and an opportunity to cure in the event of a reoccurrence of such failure or refusal to perform based upon the same or similar accusations, provided, however, that in evaluating Employee’s performance, any prior accusations shall not be taken into account.

Employee may be suspended without pay but with full Benefits in place, during any investigation the Company is performing of facts or circumstances which the Company believes, in good faith, may constitute grounds for termination with cause. Upon the conclusion of any such investigation, Employee shall either be terminated with cause effective as of the date of suspension or Employee shall be reinstated with pay, and will be fully reimbursed for back-pay during the period of suspension.

c. Resignation.Subject to Section 6.d. below, Employee may resign by giving the Company forty five (45) days’ prior written notice. The Company may waive the requirement of such notice and accept the resignation as of such earlier date as the Company deems appropriate in its sole judgment. In the event of a change in the Employee’s principal place of employment outside of a 50 mile radius of Columbia, Maryland, or in the event that the Company materially changes or diminishes Employee’s substantive duties or responsibilities, the Employee may resign, which resignation shall be treated as a termination without cause for purposes of determining the obligations of the Company under subsection d. below.

d. Obligations of the Company Upon Termination.

(i)  Termination for Cause; Resignation; Death or Disability. If the Company terminates Employee’s employment hereunder for cause, or if Employee resigns, or if Employee dies or suffers a Disability, the Company shall have no further obligations to Employee hereunder other than for the payment of (i) accrued but unpaid salary pro rated through the date of termination or effective date of resignation (“Accrued Salary”), (ii) any Benefits vested as of such date (“Vested Benefits”) and (iii) unreimbursed Expenses incurred prior to such date.

(ii)  Termination Without Cause. If, during the Term, the Company terminates Employee’s employment hereunder without cause, or if the Company changes Employee’s principal place of employment or materially changes or diminishes Employee’s substantive duties or responsibilities as provided in paragraph (6)(c), or Employee ceases to be employed by the Company other than as a result of termination for cause, resignation, death or disability, the Company shall have no further obligation to Employee hereunder other than for the payment of (i) Accrued Salary, (ii) the greater of either Employee’s unpaid salary until the expiration of the Term, or six (6) months salary based on all cash compensation awarded to her in the fiscal year immediately prior to such termination, or if Employee’s compensation would be higher on an annualized basis, in the fiscal year in which such termination takes place, (iii) any Vested Benefits, and (iv) unreimbursed Expenses incurred prior to the date of termination. Employee is to receive the payments described by this paragraph 6(d)(ii) within 10 days of termination. In addition, any options granted pursuant to Section 3 hereof shall not expire as a result of such termination and shall vest and be exercisable pursuant to the terms of the underlying stock option agreement.

7. Restrictive Covenant and Confidentiality; Injunctive Relief.

a. During the Term and any renewals and extensions thereof and, subject to Section 7.d below, for a period of two (2) years after Employee is no longer employed or engaged by the Company, Employee shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, representative, partner and or holder of any interest in any other person, firm, corporation or other association:

     (i) solicit, entice or induce any person, firm or corporation who or which presently is or within three (3) months prior hereto was, or at any time during Employee’s employment with the Company shall be a client or customer of the Company to become a client or customer of any other person, firm or corporation, and Employee shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

     (ii) solicit, entice or induce any person who as of the date Employee is no longer employed by the Company or, within twelve (12) months prior thereto is or was an employee, statutory employee or independent contractor of the Company to become employed by any other person, firm or corporation, and Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

     (iii) compete with, or encourage or assist others to compete with, or solicit orders or otherwise participate in business transactions in competition with those engaged in by the Company anywhere within the United States in which the Company transacts business (“Competing Business”). For the purposes of this Agreement, a Competing Business is defined as a business engaged in the medical transcription business, and specifically does not include hospitals; or

     (iv) lend any credit or money for the purposes of establishing or operating or assisting any person to establish or operate a business in competition with the Company, or otherwise give aid or advice to any other person or entity engaging in any Competing Business; or

     (v) lend or allow her professional skill, knowledge or experience to be so used by any person or entity which is engaged in a Competing Business.

     Nothing in the foregoing shall prohibit Employee from engaging in any business that is not a Competing Business after termination of Employee’s employment with the Company, including the Employee being free to consult in health information management excluding medical transcription services, or investing in the securities of any corporation (including a Competing Business) having securities listed on a national security exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Company, and provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising Employee’s rights as a shareholder, or seeks to do any of the foregoing.

b. Employee acknowledges that, as an employee, Employee will have and has had access to confidential information of the Company and its predecessors, including plans for future developments, and information about costs, customers, potential customers, profits, sales, products, key personnel and transcriptionists, pricing policies, operational methods, technical processes and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as “Confidential Information”). In recognition of the foregoing, Employee covenants and agrees that, except as required by Employee’s duties to the Company, Employee has and will keep secret all Confidential Information and will not, directly or indirectly, either during her employment or for a period of one (1) year thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Information, and upon termination of Employee’s employment, Employee will promptly deliver to the Company all tangible materials containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which Employee may possess or have under Employee’s control.

c. Employee acknowledges that the services to be rendered by Employee are special, unique and extraordinary, that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Employee consents and agrees that if Employee violates any of the provisions of this Section 7, the Company would sustain irreparable harm and, therefore, irrevocably and unconditionally agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Company shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief. In the event that any of the provisions of this Section 7 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then geographic, service, or other limitations permitted by applicable law.

d. In the event of any breach or violation of the restriction contained in Section 7.a. above, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

8. Survival. The provisions of Section 7 shall survive the termination of this Agreement for any reason whatsoever.

9. Miscellaneous.

a. Any notice authorized or required to be given or made by or pursuant to this Agreement shall be made in writing and either personally delivered or mailed by overnight express mail to the respective address of the party to receive such notice designated below the signature of such party hereto, or to such other address as a party may specify by notice to the other parties hereto.

     b. This Agreement cancels and supersedes any and all prior agreements and understandings between or among any or all of the parties hereto with respect to the employment by or obligations of Employee to any thereof (except the attached Stock Option Agreement). This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

     c. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Any reference in this Agreement to the Company shall be deemed to include the Company, MedQuist Inc. and all direct and indirect subsidiaries of MedQuist Inc. and each of the predecessors, successors, assigns, officers and directors of the foregoing.

     d. In consideration of the execution and delivery of this Agreement and the grant of options contemplated hereunder, Employee hereby releases and discharges the Company from any and all causes of action, whether in law or in equity, direct or indirect, known or unknown, matured or unmatured (hereinafter “claims”), which the Employee ever had or now has against the Company to the extent it arises from circumstances occurring on or prior to the date of this Agreement. This release shall inure to the benefit of any current or former shareholder of Signal Transcription Network, Inc., and its parents and subsidiaries, and officers and directors of any of the foregoing. This release specifically includes, but is not limited to: (i) any and all claims for wages, benefits or other remuneration (including without limitation salary, stock, options, commissions, royalties, license fees, health and welfare benefits, vacation pay, personal time and bonuses); (ii) any and all claims for wrongful discharge and breach of contract (whether express or implied), and implied covenants of good faith and fair dealing; (iii) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000eet seq., the Civil Rights Act of 1866, 42

U.S.C. §1981, the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621et seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of 1972, as amended, 29 U.S.C. §701et seq. And any similar act under laws of applicable states; (iv) any and all claims under any federal or state statute relating to employee benefits or pensions; (v) any and all claims in tort (including, but not limited to, any claims for misrepresentations, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence); and (vi) any and all claims for attorney’s fees and costs.

     e. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     f. No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     g. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in marking proof of this Agreement or any counterpart hereto to produce or account for any of the other counterparts.

10. Controlling Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflict of laws provision.

IN WITNESS WHEREOF, Employee has hereunto set Employee’s hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

ROBIN STULTS

SIGNAL TRANSCRIPTIONS NETWORK, INC.

By:

John A. Donohoe, Jr., President and COO
Five Greentree Centre
Suite 311
Marlton, NJ 08053